Exhibit 10.2
FIRST POTOMAC REALTY TRUST
GUARANTY
To:	The Administrative Agent and each of the Lenders (collectively, the “Lenders”) which from time to time is a party to the Term Loan Agreement dated as of July 18, 2011 (as the same may be amended, modified or restated and in effect from time to time, the “Loan Agreement”) among First Potomac Realty Investment Limited Partnership, a Delaware limited partnership (“FPLP”) and the other Borrowers from time to time party thereto (FPLP, collectively with such Borrowers, hereinafter referred to as the “Borrower”), KeyBank National Association, as a Lender and as Administrative Agent for the Lenders (in such agent capacity, the “Agent”) and the other Lenders from time to time party thereto. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Loan Agreement.
This GUARANTY, dated as of July 18, 2011, is made by First Potomac Realty Trust, a Maryland real estate investment trust (the “Guarantor”) in favor of the Agent and Lenders.
WHEREAS, the Borrower and the Guarantor are members of a group of related companies, the success of any one of which is dependent in part on the success of the other members of such group;
WHEREAS, the Guarantor expects to receive substantial direct benefits from the extension of credit to the Borrower by the Lenders pursuant to the Loan Agreement (which benefits are hereby acknowledged);
WHEREAS, the Lenders and the Agent are unwilling to enter into the Loan Agreement and to extend any credit thereunder unless the Guarantor shall execute and deliver to the Agent, for the benefit of the Lenders and the Agent, a guarantee substantially in the form hereof; and
WHEREAS, the Guarantor wishes to guarantee the Borrower’s obligations to the Lenders and the Agent under or in respect of the Loan Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:
1. Guaranty of Payment and Performance of Obligations. In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrower, the Guarantor hereby absolutely and unconditionally guarantees to the Agent and each Lender that the Borrower will duly and punctually pay or perform, at the place specified therefor, or if no place is specified, at the Agent’s Head Office, (i) all Obligations (as defined in the Loan Agreement); and (ii) without limitation of the foregoing, all fees, costs and expenses incurred by the Agent or the Lenders in attempting to collect or enforce any of the foregoing, accrued in each case to the date of payment hereunder (collectively, the “Obligations” and individually an “Obligation”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrower of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or the Agent first attempt to collect any of the Obligations from the Borrower or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Agent now has or may acquire after the date hereof or upon any other contingency whatsoever. Upon the occurrence and during the continuance of any Event of Default under (or as defined in) the Loan Agreement, the liabilities and obligations of the Guarantor hereunder shall, at the option of the Agent or the Majority Lenders, become forthwith due and payable to the Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by the Guarantor. Without limiting the foregoing, if any obligations are or become due hereunder from a Guarantor at the time such Guarantor is or becomes the subject of a proceeding under any Debtor Relief Law, such obligations shall be immediately due and payable automatically and without any action on the part of the Agent or any of the Lenders. Payments by the Guarantor hereunder may be required by any Lender or the Agent on any number of occasions.
2. Guarantor’s Further Agreements to Pay. The Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Agent forthwith upon demand, in funds immediately available to the Lender or the Agent, all costs and expenses (including court costs and reasonable legal fees and expenses) of the type and/or nature described in Section 17 of the Loan Agreement that are incurred or expended by the Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due at a rate per annum equal to two percent (2%) above the Base Rate plus the Applicable Base Rate Margin until such amounts shall be paid in full (after as well as before judgment).
3. Payments. The Guarantor covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereinafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. Without limiting the generality of the foregoing, the Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which the Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of the Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to Cleveland, Ohio, U.S.A., under normal banking procedures does not yield the amount of Obligation Currency due thereunder.

4. Taxes. All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority on payments hereunder, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes are paid by the Agent or any Lender (except for taxes on income or profits of such Agent or Lender), Guarantor will pay to the Agent or such Lender such additional amounts as may be necessary to ensure that the Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes paid.
5. Consent to Jurisdiction. The Guarantor agrees that any suit for the enforcement of this Guaranty or any of the other Loan Documents may be brought in the courts of the States of New York or Ohio or any federal court in the States of New York or Ohio and consents to the non-exclusive jurisdiction of such court and the service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 15 hereof. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. In addition to the courts of the States of New York or Ohio or any federal court sitting in the States of New York or Ohio, the Agent or any Lender may bring action(s) for enforcement on a nonexclusive basis where any collateral exists and the Guarantor consents to the non-exclusive jurisdiction of such court and the service of process in any such suit being made upon the Guarantor by mail at the address specified in Section 15 hereof. In any such action or proceeding, the Guarantor hereby absolutely and irrevocably waives personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agrees that the service thereof may be made by certified, registered or recorded first-class airmail directed to the Guarantor. Anything hereinbefore to the contrary notwithstanding, the Agent or any Lender may sue the Guarantor in the courts of any other country, State of the United States or place where the Guarantor or any of the property or assets of the Guarantor may be found or in any other appropriate jurisdictions.
6. Unlimited Liability of Guarantor. The liability of the Guarantor hereunder shall be unlimited and, as to the Obligations of the Borrower, shall be joint and several with the liability of each other party who has guaranteed or who will guarantee the Obligations of the Borrower. The Agent and each Lender have and shall have the absolute right to enforce the liability of the Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty, and the release or discharge of any guarantor of any Obligations shall not affect the continuing liability of the Guarantor hereunder.
7. Effectiveness. The obligations of the Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full in cash, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrower, or otherwise, as though such payment had not been made or other satisfaction occurred. No invalidity, irregularity or unenforceability by reason of applicable Debtor Relief Laws, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect, the Obligations, shall impair, affect, be a defense to or claim against the obligations of the Guarantor under this Guaranty. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations guaranteed hereunder shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws.

8. Freedom of Lenders and Agent to Deal with Borrower and Other Parties. The Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or such Lender in its sole discretion deems fit, and to this end, without limiting the right of the Agent or such Lender to so deal with such party, the Guarantor gives to the Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrower or of any other party to the Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereto, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which the Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrower or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrower or any such other party.
9. Unenforceability of Obligations Against Borrower; Invalidity of Security or Other Guaranties. If for any reason any Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.
10. Representation and Warranties. The Guarantor hereby makes, for itself and on behalf of its Subsidiaries, the representations and warranties contained in Section 7 of the Loan Agreement that relate to the Guarantor and/or its Subsidiaries (each, a “Representation and Warranty,” and collectively, the “Representations and Warranties”) as if each such Representation and Warranty were set forth fully herein, and such Representations and Warranties are hereby incorporated by reference and shall survive until payment in full of all of the Obligations.

11. Covenants. The Guarantor hereby covenants that it will, and will cause its Subsidiaries to, comply with each of the covenants contained in Sections 8, 9 and 10 of the Loan Agreement that relate to the Guarantor and its Subsidiaries (the “Covenants”) as if each such Covenant were fully set forth herein, and such Covenants are incorporated by reference. In addition, the Guarantor agrees that it will at all times be the sole general partner of FPLP and that it will not transfer, sell or encumber its general partnership interest in FPLP.
12. Representations True; Covenant Compliance; No Event of Default. Each of the Representations and Warranties made by the Guarantor for itself and on behalf of its Subsidiaries shall be true in all material respects as of the date as of which it was made and shall also be true in all material respects at and as of the time of the making of each Loan under the Loan Agreement with the same effect as if made at and as of that time (except to the extent that such Representations and Warranties relate expressly to an earlier date).
13. Waivers by Guarantor. The Guarantor waives: notice of acceptance hereof, notice of any action taken or omitted by the Agent or any Lender in reliance hereon, and any requirement that the Agent or any Lender be diligent or prompt in making demands hereunder, giving notice of any default by the Borrower or asserting any other rights of the Agent or any Lender hereunder. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses that at any time may be available in respect of the Guarantor’s obligations hereunder by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.
14. Waiver of Subrogation Rights. Notwithstanding any other provision to the contrary contained herein or provided by applicable law and until such time as all Obligations have been indefeasibly paid in full in cash to the Lenders, the Guarantor hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under this Guaranty or otherwise, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Agent or any Lender or any affiliate of the Agent or any Lender. Without limitation of the foregoing, in proceedings under applicable bankruptcy laws or insolvency proceedings of any nature, the Guarantor will not prove in competition with the Agent or any Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Obligation which, now or hereafter, the Agent or any Lender may hold or in which it may have any share. In addition, the Guarantor will not claim any set-off or counterclaim against the Borrower in respect of any liability it may have to the Borrower. The payment of any amounts due with respect to any indebtedness of the Borrower now or hereafter held by the Guarantor which arises as a result of the Guarantor’s payment of any sum recoverable hereunder is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Agent and the Lenders and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

15. Demands and Notices. Any demand on or notice to the Guarantor made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:
(a) if to the Guarantor, at First Potomac Realty Trust, 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 (facsimile: (301) 986-5554), Attention: Barry Bass, Chief Financial Officer, with a copy to Gordon Wilson, Esq., Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC 20004 (facsimile: (202) 637-5910), or at such other address for notice as the Guarantor shall last have furnished in writing to the person giving the notice; and
(b) if to the Agent, to John Scott, Senior Banker, KeyBank National Association, 127 Public Square, Cleveland, OH 44114 (facsimile: (216) 689-5819), or such other address for notice as the Agent shall have last furnished in writing to the person giving the notice, with a copy to Pamela M. MacKenzie, Esq., Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333 (facsimile: (617)-574-7615), or at such other address for notice as the Agent shall last have furnished in writing to the person giving the notice; and
(c) if to any Lender, at such Lender’s address set forth on Schedule 2 to the Loan Agreement, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.
Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.
16. Amendments, Waivers, Etc. No provision of this Guaranty can be changed, waived, discharged or terminated except by an instrument in writing signed by the Agent and the Guarantor expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein. No course of dealing or delay or omission on the part of the Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

17. Set-off. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, each Lender and the Agent may, subject to satisfaction of the conditions to set-off set forth in Section 15.2 of the Loan Agreement, at any time and without notice to the Guarantor set off the whole or any portion or portions of any or all such deposits and other sums credited by or due from such Lender or the Agent to the Guarantor or subject to withdrawal by the Guarantor against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any deposits or other sums which may at any time be credited to the Guarantor by or due to it from any Lender may at any time be applied to or set off by such Lender against the Guarantor’s obligations hereunder, in each case in accordance with Section 15.2 of the Loan Agreement. The Guarantor irrevocably invites each financing institution which may consider becoming a Lender to rely on the provisions contained in this Section 17 as making the Lender a creditor of the Guarantor and agrees that its becoming a Lender shall constitute an acceptance of the offer hereby made.
18. Agent; Application of Funds. This Guaranty has been delivered to the Agent and the Agent has been authorized to enforce this Guaranty on behalf of each of the Lenders pursuant to the Loan Documents. All payments by the undersigned pursuant to this Guaranty shall be made to the Agent for the ratable benefit of the Lenders and the Agent and, after the payment of all expenses as provided in this Guaranty, shall be applied to the payment of the Obligations until the same are paid in full.
19. Further Assurances. The Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder.
20. Miscellaneous Provisions. This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Agent, each Lender and its respective successors in title and assigns, and shall be binding on the Guarantor and the Guarantor’s successors in title, assigns and legal representatives. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

21. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY, THE OBLIGATIONS, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, AMONG THE GUARANTOR, THE BORROWER, THE AGENT AND/OR THE LENDERS. THIS WAIVER OF JURY TRIAL SHALL BE EFFECTIVE FOR EACH AND EVERY DOCUMENT EXECUTED BY THE GUARANTOR, THE AGENT OR THE LENDERS AND DELIVERED TO THE AGENT OR THE LENDERS, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENTS SHALL CONTAIN SUCH A WAIVER OF JURY TRIAL. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN. THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.
(Signatures on following page)

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first written above.

FIRST POTOMAC REALTY TRUST
Witness:
/s/ Barry H. Bass

/s/ Joel F. Bonder Joel F. Bonder	By:	Barry H. Bass, Chief Financial Officer and Executive Vice President
Executive Vice President
Signature Page to Guaranty